AMENDED AND RESTATED BYLAWS OF UNITED FIRE GROUP, INC. EFFECTIVE AS OF FEBRUARY 23, 2024

i TABLE OF CONTENTS ARTICLE I SHAREHOLDERS ..................................................................................................1 Section 1. ANNUAL MEETING ....................................................................................1 Section 2. QUORUM ......................................................................................................1 Section 3. VOTING .........................................................................................................1 Section 4. PROXIES .......................................................................................................3 Section 5. SPECIAL MEETINGS ..................................................................................3 Section 6. NOMINATIONS AND BUSINESS AT ANNUAL AND SPECIAL MEETINGS ....................................................................................................3 Section 7. NOTICE OF MEETINGS ..............................................................................4 Section 8. NOTICE OF SHAREHOLDER BUSINESS TO BE CONDUCTED AT A MEETING OF SHAREHOLDERS ...............................................................4 Section 9. SUBMISSION OF QUESTIONNAIRE, REPRESENTATION AND AGREEMENT; OTHER REQUIREMENTS ..............................................14 Section 10. BUSINESS ...................................................................................................16 Section 11. ORGANIZATION AND CONDUCT OF MEETINGS ..............................16 Section 12. INSPECTORS OF ELECTION ...................................................................17 Section 13. CLOSING TRANSFER BOOKS; RECORD DATE ...................................17 ARTICLE II DIRECTORS ........................................................................................................19 Section 1. NUMBER AND CLASSES .........................................................................19 Section 2. CHAIR AND VICE CHAIR ........................................................................19 Section 3. MEETINGS AND NOTICE ........................................................................19 Section 4. QUORUM ....................................................................................................20 Section 5. ORGANIZATION .......................................................................................20 Section 6. QUALIFICATIONS; VACANCIES ............................................................20 Section 7. RESIGNATIONS AND REMOVALS OF DIRECTORS ...........................21 Section 8. ACTION BY WRITTEN CONSENT ..........................................................21 Section 9. POWERS; EXECUTIVE COMMITTEE ....................................................21 Section 10. COMMITTEES ............................................................................................21 Section 11. COMPENSATION .......................................................................................22 ARTICLE III OFFICERS ..........................................................................................................23 Section 1. NUMBER .....................................................................................................23 Section 2. TERM ...........................................................................................................23 Section 3. CHIEF EXECUTIVE OFFICER .................................................................23 Section 4. PRESIDENT ................................................................................................23 Section 5. CHIEF FINANCIAL OFFICER ..................................................................24 Section 6. VICE PRESIDENT ......................................................................................24 Section 7. TREASURER ...............................................................................................24 Section 8. SECRETARY ...............................................................................................24 Section 9. EXECUTION OF INSTRUMENTS ............................................................25 ARTICLE IV CAPITAL STOCK ..............................................................................................26 Section 1. ISSUANCE OF STOCK ..............................................................................26 Section 2. STOCK CERTIFICATES ............................................................................26

ii Section 3. REGISTERED SHAREHOLDERS .............................................................26 Section 4. EXAMINATION OF BOOKS BY SHAREHOLDERS ..............................27 ARTICLE V SURETY BONDS AND UNDERTAKINGS ......................................................28 Section 1. EXECUTION BY OFFICERS OF THE CORPORATION ........................28 Section 2. APPOINTMENT OF ATTORNEY IN FACT .............................................28 ARTICLE VI MISCELLANEOUS PROVISIONS ..................................................................29 Section 1. FISCAL YEAR ............................................................................................29 Section 2. CHECKS, DRAFTS, ETC. ..........................................................................29 Section 3. NOTICE .......................................................................................................29 Section 4. INDEMNIFICATION ..................................................................................30 Section 5. SEAL ............................................................................................................31 Section 6. TRANSFER AGENT ...................................................................................31 Section 7. AMENDMENT ............................................................................................31 Section 8. SEVERABILITY .........................................................................................31 ARTICLE VII EMERGENCY BYLAWS ................................................................................32 Section 1. EMERGENCY BYLAWS ...........................................................................32 Section 2. MEETINGS; NOTICE .................................................................................32 Section 3. QUORUM; APPOINTMENTS ....................................................................32 Section 4. LIABILITY ..................................................................................................32 Section 5. AMENDMENTS ..........................................................................................33 Section 6. REPEAL OR CHANGE ...............................................................................33 Section 7. DEFINITIONS .............................................................................................33

AMENDED AND RESTATED BYLAWS OF UNITED FIRE GROUP, INC. ARTICLE I SHAREHOLDERS Section 1. ANNUAL MEETING The annual meeting of the shareholders of United Fire Group, Inc. (the “Corporation”), shall be held on the third Wednesday in the month of May of each year, unless such day is a legal holiday, in which case, the meeting shall be held on the day following. The hour of the meeting shall be fixed by the Chair of the Board of Directors (the “Chair”). All meetings shall be held at the office of the Corporation in Cedar Rapids, Iowa, except that the Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but shall instead be held solely by means of remote communication if the Corporation implements the measures specified in subsection 2 of Section 709 of the Iowa Business Corporation Act (the “Act”). The Board of Directors may adjourn, postpone, reschedule or cancel any annual meeting of shareholders for any reason. Section 2. QUORUM Unless otherwise required by applicable law, the Articles of Incorporation of the Corporation (as amended from time to time in accordance with the provisions thereof, the “Articles of Incorporation”) or these Amended and Restated Bylaws (as amended from time to time in accordance with the provisions hereof, the “Bylaws”), at any meeting of the shareholders of the Corporation, shares representing a majority of the votes entitled to be cast on a matter by the voting group shall constitute a quorum with respect to that voting group for action on that matter. If less than a quorum is in attendance at any meeting, the meeting may be adjourned by a majority in interest of the shareholders present, in person or by proxy, from time to time without further notice other than by announcement at the meeting, until the holders of the amount of stock necessary to constitute a quorum attend. As used in these Bylaws, a voting group includes all shares of one or more classes or series that under the Articles of Incorporation or the Act are entitled to vote and be counted together collectively on a matter at a meeting of shareholders. A share once represented for any purpose at a meeting is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless: (a) the shareholder attends solely to object to lack of notice, defective notice, or the conduct of the meeting on other grounds, and does not vote the shares or otherwise consent that they are to be deemed present; or (b) in the case of an adjournment, a new record date is or must be set for that adjourned meeting. Section 3. VOTING (a) Each shareholder shall be entitled to one vote for each share of stock registered in the shareholder’s name at any annual or special meeting of the shareholders of the Corporation upon all matters of business, which vote may be exercised in person, by means of remote communication (if any) or by written proxy for each share of stock held by such shareholder.

2 (b) If a quorum exists, action on a matter, other than the election of directors, by a voting group shall be approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation require a greater number of affirmative votes. (c) Directors shall be elected by the vote of the holders of shares entitling them to exercise a majority of the voting power of the shareholders present in person or by proxy and entitled to vote; provided, however, directors shall be elected by a plurality of the votes cast at any meeting at which a quorum is present and for which (i) one or more nominations of persons for election to the Board of Directors has been properly received pursuant to the procedures set forth in Article I, Section 6, Section 8 and Section 9 and (ii) such nomination or nominations have not been withdrawn, so that, on the tenth (10th) day before the Corporation first mails its notice for such meeting to the shareholders, the number of nominees for director is greater than the number of directors to be elected. An election by plurality vote means that the nominees receiving the greatest number of votes cast shall be elected. Any such election with respect to which directors are elected by a plurality of the votes cast pursuant to the foregoing provisions of this Article I, Section 3(c) shall constitute a “Contested Election” under these Bylaws. Shareholders shall be entitled to cast votes “against” nominees for director unless plurality voting applies in the election of directors. (d) If, with respect to an election of directors not constituting a Contested Election and for which a quorum is present, any incumbent director does not receive a majority of the votes cast, such director shall promptly tender a resignation following certification of the shareholder vote, which resignation shall specify that it is effective only upon the acceptance thereof by the Board of Directors. Such director shall continue in office until such resignation is accepted or, if not accepted, such director’s successor shall have been elected and qualified. The Nominating and Governance Committee of the Board of Directors (the “Nominating and Governance Committee”) shall promptly consider the tendered resignation, and a range of possible responses based on the circumstances, if known, that led to the election results, and make a recommendation to the Board of Directors on whether to accept or reject the resignation or whether any other action should be taken with respect thereto. The Board of Directors will act on any such recommendation by the Nominating and Governance Committee within ninety (90) days following certification of the shareholder vote and will promptly publicly disclose its decision and the rationale behind it in a filing with the U.S. Securities and Exchange Commission (the “SEC”). Any director who tenders a resignation pursuant to this provision shall not participate in the Nominating and Governance Committee or Board of Directors recommendation or deliberations regarding whether to accept the resignation offer or take other action. If directors who have tendered resignations constitute a majority of the directors then in office, then, with respect to each tendered resignation, all directors, other than the director who tendered the particular resignation under consideration, may participate in the deliberations and action regarding whether to accept or reject the tendered resignation or to take other action with respect thereto.

3 Section 4. PROXIES Each shareholder entitled to vote at a meeting of shareholders of the Corporation may authorize another person or persons to act for such shareholder as proxy by signing an appointment form or by an electronic transmission, in each case filed with the Secretary before or at the time of the meeting. For purposes of these Bylaws, “electronic transmission” shall have the meaning given to such term in Section 490.140 of the Act. No such proxy shall be voted or acted upon after eleven months from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. Any shareholder directly or indirectly soliciting proxies from other shareholders may use any proxy card color other than white, which shall be reserved for exclusive use of the Board of Directors. Section 5. SPECIAL MEETINGS The Chair or Board of Directors may call a special meeting of the shareholders at any time for any purpose or purposes upon giving notice as provided in Article I, Section 7. A special meeting of the shareholders shall also be called by the Chair upon the written request of shareholders holding at least thirty percent (30%) of the total voting stock of the Corporation then issued and outstanding (such request being referred to as a “Demand”). In the event of the Chair’s failure or refusal to issue a call upon such Demand, the shareholders representing at least thirty percent (30%) of the voting stock of the Corporation then issued and outstanding may join in issuing a call to shareholders for a special meeting. The Chair or the Board of Directors may adjourn, postpone or reschedule any special meeting of shareholders, and the Chair or the Board of Directors may cancel any special meeting of shareholders other than a special meeting of shareholders called in response to a Demand. Section 6. NOMINATIONS AND BUSINESS AT ANNUAL AND SPECIAL MEETINGS Nominations of persons for election to the Board of Directors and the proposal of business (other than a proposal included in the Corporation’s proxy materials pursuant to and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) to be considered by the shareholders at an annual or special meeting of shareholders may be made only: (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto) with respect to such meeting given by or at the direction of the Board of Directors or as otherwise properly brought before such meeting by or at the direction of the Board of Directors, including, in each case, by any committee or person(s) appointed by the Board of Directors; (b) in the case of an annual meeting, (i) by any shareholder or shareholders nominating directors pursuant to Section 1.e of Article VII of the Articles of Incorporation or (ii) by any shareholder who (A) is a shareholder of record at the time of the giving of the notice provided for in Article I, Section 8 through the date of such annual meeting and (B) is entitled to vote at such annual meeting, provided that, in the case of (i) and (ii), such shareholder or shareholders comply with the procedures set forth in Article I, Section 8 and Section 9; or

4 (c) in the case of a special meeting: (i) called pursuant to a Demand for a special meeting delivered in accordance with Section 5, (A) as specified in such Demand by the shareholder(s) making such Demand who shall have complied with the procedures set forth in Article I, Section 8 and Section 9, as applicable, or (B) by the Board of Directors; or (ii) called by the Corporation other than pursuant to a Demand, if directors are to be elected pursuant to the Corporation’s notice of meeting delivered pursuant to Article I, Section 7, then nominations of persons who have complied with the provisions of Article I, Section 9 for election to the Board of Directors may be made by any shareholder who (A) is a shareholder of record at the time of the giving of the notice provided for in Section 8 through the date of such special meeting, (B) is entitled to vote at the meeting and (C) who complies with the procedures set forth in Article I, Section 8 and Section 9. Any such shareholder may nominate such number of persons for election to the Board of Directors as is less than or equal to the number of position(s) as are specified in the Corporation’s notice of meeting. (d) For the avoidance of doubt, and notwithstanding anything to the contrary contained in these Bylaws, compliance with the foregoing clause (b) or (c)(ii) of this Section 6 shall be the exclusive means for a shareholder to make nominations of persons for election to the Board of Directors at or before a meeting of shareholders, and other than pursuant to Rule 14a-8 under the Exchange Act, compliance with the foregoing clause (b) or (c)(i) of this Section 6 shall be the exclusive means for a shareholder to propose business at or before a meeting of shareholders. Nothing in this Section 6 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. Section 7. NOTICE OF MEETINGS Written notice or electronic notice in accordance with Article VI, Section 3 of the date, time, place, if any, and purposes of the meeting shall be delivered personally, mailed or electronically transmitted pursuant to Article VI, Section 3 not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each shareholder of record entitled to vote thereat, at the shareholder’s address appearing upon the stock transfer books of the Corporation or by electronic transmission to the electronic address of each shareholder as communicated by such shareholder to the Corporation pursuant to Article VI, Section 3. The notice shall include the record date for determining the shareholders entitled to vote at the meeting, if such date is different from the record date for determining shareholders entitled to notice of the meeting. Business transacted at any annual or special meeting of shareholders shall be limited to the purposes stated in the notice. Section 8. NOTICE OF SHAREHOLDER BUSINESS TO BE CONDUCTED AT A MEETING OF SHAREHOLDERS In addition to any other applicable requirements, in order for a shareholder to properly bring any nomination of a person for election to the Board of Directors or other item of business before a meeting of shareholders, such shareholder (the “Noticing Shareholder”) must give

5 timely notice thereof in proper written form to the Secretary, and, in the case of business other than nominations, such other business must otherwise be a proper matter for shareholder action. This Section 8 shall constitute an “advance notice provision” for purposes of Rule 14a-4(c)(1), promulgated under the Exchange Act. (a) To be timely, a Noticing Shareholder’s notice (which, in the case of a shareholder making a Demand for a special meeting, shall be the Noticing Shareholder’s Demand) shall be received by the Secretary at the principal executive offices of the Corporation: (i) as to an annual meeting, not earlier than the close of business (as defined below) on the one hundred twentieth (120th) day and not later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, or if no annual meeting was held in the preceding year, to be timely, notice by the shareholder must be so received no earlier than the close of business on the one hundred twentieth (120th) day prior to the date of such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to the date of such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation; (ii) as to a special meeting called pursuant to a Demand and pursuant to Article I, Section 5, not later than the close of business on the date of delivery of the first shareholder demand in compliance with any requirement of the Act; or (iii) as to a special meeting called by the Corporation other than pursuant to a Demand, at which directors are to be elected pursuant to the Corporation’s notice of meeting delivered pursuant to Article I, Section 7, not earlier than one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of (A) the ninetieth (90th) day prior to such special meeting and (B) the tenth (10th) day following the day on which public announcement of the date of such meeting and of the number of nominees proposed by the Board of Directors to be elected at such meeting is first made by the Corporation; provided, however, that in no event shall the adjournment, recess, postponement, judicial stay or rescheduling of an annual or special meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Notwithstanding anything in Section 8(a)(i) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a Noticing Shareholder’s notice required by this Section 8 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation and such notice otherwise complies with the requirements of Section 8 and Section 9.

6 (b) To be in proper form, a Noticing Shareholder’s notice to the Secretary (which, in the case of a shareholder making a Demand for a special meeting, shall be the Noticing Shareholder’s Demand) must set forth: (i) the following information and/or documents, as applicable, as to each Noticing Shareholder and each Shareholder Associated Person (as defined below): (A) the name and address of such Noticing Shareholder(s) and each Shareholder Associated Person, including, as applicable, as they appear on the Corporation’s books and records; (B) a list of the class, series and number of each class or series of capital stock (if any) that are, directly or indirectly, Beneficially Owned (as defined below) or owned of record (specifying the type of ownership) by such Noticing Shareholder or any Shareholder Associated Person (including any right to acquire Beneficial Ownership at any time in the future, whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition), together with documentary evidence of such record or Beneficial Ownership, the date or dates on which such shares were acquired and the investment intent of such acquisition; (C) a complete and accurate description of (I) all of the derivative securities (as defined under Rule 16a-1 under the Exchange Act) and other derivatives or similar agreements or arrangements (including any short positions, profit interests, hedging transactions, forwards, futures, swaps, options, warrants, convertible securities, repurchase agreements or arrangements, borrowed or loaned shares and so-called “stock borrowing” agreements or arrangements) with an exercise or conversion privilege or a periodic or settlement payment or payments or mechanism at a price or in an amount or amounts related to any security of the Corporation or with a value derived or calculated in whole or in part from the value of any security of the Corporation, in each case, directly or indirectly owned of record or Beneficially Owned by such Noticing Party or any Shareholder Associated Person and (II) each other direct or indirect opportunity of any Noticing Party or any Shareholder Associated Person to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, in each case, regardless of whether (x) such interest conveys any voting rights in such security to such Noticing Party or Shareholder Associated Person, (y) such interest is required to be, or is capable of being, settled through delivery of such security or (z) such person may have entered into other transactions that hedge the economic effect of such interest (any such interest described herein, a “Derivative Interest”); (D) the name of each nominee holder for, and number of, any securities of the Corporation Beneficially Owned but not of record by such Noticing Shareholder or any Shareholder Associated Person and any pledge by such Noticing Shareholder or any Shareholder Associated Person with respect to any of such securities; (E) a complete and accurate description of each agreement, arrangement or understanding (whether written or oral) (I) between or among such Noticing Shareholder and any of the Shareholder Associated Persons or (II) between or among such Noticing Shareholder or any Shareholder Associated Person and any other person (naming each

7 such person), in each case, relating to the Corporation or its securities or the voting thereof, including (x) any proxy, agreement, arrangement, understanding or relationship pursuant to which such Noticing Shareholder or any Shareholder Associated Person, directly or indirectly, has a right to vote any security of the Corporation (other than any revocable proxy given in response to a solicitation pursuant to, and in accordance with, Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (collectively, the “Proxy Rules”) by way of a solicitation made pursuant to, and in accordance with, the Proxy Rules by way of a solicitation statement filed on Schedule 14A) and (y) any agreement, arrangement or understanding, written or oral, that such Noticing Shareholder or any Shareholder Associated Person has with any shareholder of the Corporation (including the name of such shareholder) with respect to how such shareholder will vote such shareholder’s shares in the Corporation at any meeting of the Corporation’s shareholders or take other action in support of any Shareholder Nominee (as defined below) or other business, or other action to be taken, by such Noticing Party or any Shareholder Associated Person; (F) a complete and accurate description of all other material interests of such Noticing Shareholder and each Shareholder Associated Person in the election of any Shareholder Nominee or capital stock of the Corporation, including (I) any rights to dividends on the shares of the Corporation Beneficially Owned by such Noticing Shareholder or any Shareholder Associated Person that are separated or separable from the underlying shares of the Corporation and (II) any performance related fees (other than asset-based fees) to which such Noticing Shareholder or any Shareholder Associated Person may be entitled as a result of any increase or decrease in the value of the Corporation’s securities or any Derivative Interests, including any such fees to which members of any Shareholder Associated Person’s immediate family sharing the same household may be entitled; (G) any substantial interest, direct or indirect (including any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such Noticing Shareholder or any Shareholder Associated Person in the Corporation or any Affiliate (as defined below) thereof, other than an interest arising from the ownership of Corporation securities where such Noticing Shareholder or such Shareholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series; (H) any proportionate interest in shares of the Corporation or Derivative Interests held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which such Noticing Shareholder or any Shareholder Associated Person (I) is a general partner or, directly or indirectly, Beneficially Owns an interest in a general partner of such general or limited partnership or (II) is the manager, managing member or, directly or indirectly, Beneficially Owns an interest in the manager or managing member of such limited liability company or similar entity; (I) any significant equity interests or any Derivative Interests in any principal competitor of the Corporation held by such Noticing Shareholder or any Shareholder Associated Person;

8 (J) any direct or indirect interest of such Noticing Shareholder or any Shareholder Associated Person in any agreement, arrangement or understanding with the Corporation, any Affiliate of the Corporation or any principal competitor of the Corporation (including any employment agreement, collective bargaining agreement or consulting agreement); (K) a representation that (I) neither such Noticing Shareholder nor any Shareholder Associated Person has breached any agreement, arrangement or understanding with the Corporation except as disclosed to the Corporation pursuant hereto and (II) such Noticing Shareholder and each Shareholder Associated Person has complied, and will comply, with all applicable requirements of state law and the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth in this Section 8; (L) a description of the investment strategy or objective, if any, of such Noticing Shareholder or any Shareholder Associated Person who is not an individual; (M) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) under the Exchange Act or an amendment pursuant to Rule 13d-2(a) under the Exchange Act if such a statement were required to be filed under the Exchange Act by such Noticing Shareholder or any Shareholder Associated Person, or such Noticing Shareholder’s or any Shareholder Associated Person’s Associates (as defined below), with respect to the Corporation (regardless of whether such person is actually required to file a Schedule 13D), including a description of any agreement, arrangement or understanding that would be required to be disclosed by such Noticing Shareholder, any Shareholder Associated Person or any of their respective Associates pursuant to Item 5 or Item 6 of Schedule 13D; (N) a certification that such Noticing Shareholder and each Shareholder Associated Person has complied with all applicable federal, state and other legal requirements in connection with such Noticing Shareholder’s or Shareholder Associated Person’s acquisition of shares of capital stock or other securities of the Corporation and such Noticing Shareholder’s or Shareholder Associated Person’s acts or omissions as a shareholder of the Corporation, if such Shareholder Associated Person is or has been a shareholder of the Corporation; and (O) all other information relating to such Noticing Shareholder or any Shareholder Associated Person, or such Noticing Shareholder’s or any Shareholder Associated Person’s Associates, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies in support of the business proposed by such Noticing Shareholder, if any, or for the election of any Shareholder Nominee in a contested election or otherwise pursuant to the Proxy Rules; provided, however, that the disclosures described in the foregoing subclauses (A) through (P) shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Noticing Shareholder solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a Beneficial Owner;

9 (ii) as to any business other than a nomination of a director or directors that the Noticing Shareholder proposes to bring before the meeting: (A) a reasonably brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such Noticing Shareholder or any Shareholder Associated Person in such business; (B) the text of the proposal or business (including the complete text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Articles of Incorporation or these Bylaws, the text of the proposed amendment); (C) the reasons for conducting such business at the meeting; and (D) all other information relating to such business that would be required to be disclosed in a proxy statement or other filing required to be made by such Noticing Shareholder or any Shareholder Associated Person in connection with the solicitation of proxies in support of such proposed business by such Noticing Shareholder or any Shareholder Associated Person pursuant to the Proxy Rules; (iii) as to each person whom the Noticing Shareholder proposes to nominate for election or reelection to the Board of Directors (each, a “Shareholder Nominee”): (A) the name, age, business address and residential address of such Shareholder Nominee; (B) the principal occupation and employment of such Shareholder Nominee; (C) a description of any business or personal interests that could reasonably be expected to place such Shareholder Nominee in a potential conflict of interest with the Corporation or any of its subsidiaries; (D) all information relating to such Shareholder Nominee or such Shareholder Nominee’s Associates that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election or otherwise required pursuant to the Proxy Rules; and (E) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings, written or oral, during the past three (3) years, and any other material relationships, between or among, any Noticing Shareholder or any Shareholder Associated Person, on the one hand, and such Shareholder Nominee or any of such Shareholder Nominee’s Affiliates or Associates, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if such Noticing Party and any Shareholder Associated Person, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

10 (iv) with respect to the Noticing Shareholder, representations that, as of the date of delivery of such notice, such Noticing Shareholder is a holder of record of shares of the Corporation and is entitled to vote at such meeting and intends to appear in person at such meeting to present such business or nominate any Shareholder Nominees, as applicable, and an acknowledgment that, if such Noticing Shareholder (or a Qualified Representative (as defined below) of such Noticing Shareholder) does not appear to present such business or make such nomination(s), as applicable, at such meeting, the Corporation need not present such business or Shareholder Nominee(s) for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the Corporation; (v) with respect to any Shareholder Associated Person, a representation whether any such Shareholder Associated Person intends or is part of a group which intends (I) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect any Shareholder Nominee or (II) otherwise to solicit or participate in the solicitation of proxies from shareholders of the Corporation in support of such nomination or proposal; (vi) with respect to each Shareholder Nominee, a completed and signed questionnaire, representation and agreement required by Article I, Section 9; (vii) a complete and accurate description of any pending or, to such Noticing Shareholder’s knowledge, threatened legal proceeding in which such Noticing Shareholder or any Shareholder Associated Person is a party or participant involving or relating to the Corporation or, to such Noticing Shareholder’s knowledge, any current or former officer, director, Affiliate or Associate of the Corporation; and (viii) a representation from such Noticing Shareholder as to whether such Noticing Shareholder or any Shareholder Associated Person intends or is part of a group that intends to solicit proxies in support of the election of any Shareholder Nominee in accordance with Rule 14a-19 under the Exchange Act. (c) In addition to the information required pursuant to the foregoing provisions of this Section 8, the Corporation may require any Noticing Shareholder to furnish such other information as the Corporation may reasonably require to determine the eligibility or suitability of a Shareholder Nominee to serve as a director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such Shareholder Nominee, under the listing standards of each securities exchange upon which the Corporation’s securities are listed, any applicable rules of the SEC, any publicly disclosed standards used by the Board of Directors in selecting nominees for election as a director and for determining and disclosing the independence of the Corporation’s directors, including those applicable to a director’s service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the Corporation. If requested by the Corporation, any supplemental information required under this paragraph shall be provided by a Noticing Shareholder within ten (10) days after it has been requested by the Corporation. (d) A Noticing Shareholder shall update such Noticing Shareholder’s notice provided under the foregoing provisions of this Section 8, if necessary, such that the information provided

11 or required to be provided in such notice shall be true and correct as of (i) the record date for determining the shareholders entitled to receive notice of the meeting and (ii) the date that is ten (10) business days prior to the meeting (or any postponement, rescheduling or adjournment thereof), and such update shall (A) be received by the Secretary at the principal executive offices of the Corporation (I) not later than the close of business five (5) business days after the record date for determining the shareholders entitled to receive notice of such meeting (in the case of an update required to be made under clause (i)) and (II) not later than the close of business seven (7) business days prior to the date of the meeting, or, if practicable, any postponement, rescheduling or adjournment thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been postponed, rescheduled or adjourned) (in the case of an update required to be made pursuant to clause (ii)), (B) be made only to the extent that information has changed since such Noticing Shareholder’s prior submission. For the avoidance of doubt, any information provided pursuant to this Section 8(d) shall not be deemed to cure any deficiencies or inaccuracies in a notice previously delivered pursuant to this Section 8 and shall not extend the time period for the delivery of notice pursuant to this Section 8. If a Noticing Shareholder fails to provide any update in accordance with the foregoing provisions of this Section 8(d), the information as to which such written update relates may be deemed not to have been provided in accordance with this Section 8. (e) If any information submitted pursuant to this Section 8 by any Noticing Shareholder nominating individuals for election or reelection as a director or proposing business for consideration at a shareholder meeting shall be inaccurate in any material respect (as determined by the Board of Directors or a committee thereof), such information shall be deemed to not have been provided in accordance with this Section 8. Any such Noticing Shareholder shall notify the Secretary in writing at the principal executive offices of the Corporation of any inaccuracy or change in any information submitted pursuant to this Section 8 (including if any Noticing Shareholder or any Shareholder Associated Person no longer intends to solicit proxies in accordance with the representation made pursuant to Section 8(b)(viii)) or Section 9 within two (2) business days after becoming aware of such inaccuracy or change, it being understood that no such notification may cure any deficiencies or inaccuracies with respect to any prior submission by such Noticing Shareholder. Upon written request of the Secretary on behalf of the Board of Directors (or a duly authorized committee thereof), any such Noticing Shareholder shall provide, within seven (7) business days after delivery of such request (or such other period as may reasonably be specified in such request), (i) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by such Noticing Shareholder pursuant to this Section 8 and (ii) a written affirmation of any information submitted by such Noticing Shareholder pursuant to this Section 8 as of an earlier date. If a Noticing Shareholder fails to provide such written verification or affirmation within such period, the information as to which written verification or affirmation was requested may be deemed not to have been provided in accordance with this Section 8. (f) Notwithstanding anything herein to the contrary, if (i) any Noticing Shareholder or any Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to any Shareholder Nominee and (ii) (A) such Noticing Shareholder or Shareholder Associated Person subsequently either (I) notifies the Corporation that such Noticing Shareholder or Shareholder Associated Person no longer intends to solicit proxies in

12 support of the election or reelection of such Shareholder Nominee in accordance with Rule 14a- 19(b) under the Exchange Act or (II) fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Noticing Shareholder or Shareholder Associated Person has met the requirements of Rule 14a-19(a)(3) under the Exchange Act in accordance with the following sentence) and (B) no other Noticing Shareholder or Shareholder Associated Person that has provided notice pursuant to Rule 14a-19(b) under the Exchange Act with respect to such Shareholder Nominee (I) to the Corporation’s knowledge based on information provided pursuant to Rule 14a-19 under the Exchange Act or these Bylaws, still intends to solicit proxies in support of the election or reelection of such Shareholder Nominee in accordance with Rule 14a-19(b) under the Exchange Act and (II) has complied with the requirements of Rule 14a- 19(a)(2) and Rule 14a-19(a)(3) under the Exchange Act and the requirements set forth in the following sentence, then the nomination of such Shareholder Nominee shall be disregarded and no vote on the election of such Shareholder Nominee shall occur (notwithstanding that proxies in respect of such vote may have been received by the Corporation). Upon request by the Corporation, if any Noticing Shareholder or any Shareholder Associated Person provides notice pursuant to Rule 14a-19(b) under the Exchange Act, such Noticing Shareholder shall deliver to the Secretary, no later than five (5) business days prior to the applicable meeting date, reasonable evidence that the requirements of Rule 14a-19(a)(3) under the Exchange Act have been satisfied. (g) Only such persons who are nominated in accordance with the procedures set forth in this Section 8 shall be eligible to be elected as directors at a meeting of shareholders and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 8. Except as otherwise provided by law, the Articles of Incorporation or these Bylaws, the chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if the chair of the meeting determines that any proposed nomination or business was not properly brought before the meeting, the chair of the meeting shall declare to the meeting that such nomination shall be disregarded or such business shall not be transacted, and no vote shall be taken with respect to such nomination or proposed business, in each case, notwithstanding that proxies with respect to such vote may have been received by the Corporation. The number of nominees a shareholder may nominate for election at a meeting may not exceed the number of directors to be elected at such meeting, and for the avoidance of doubt, no shareholder shall be entitled to make additional or substitute nominations following the expiration of the time periods set forth in Section 8(b) or Section 8(e), as applicable. Notwithstanding the foregoing provisions of this Section 8, unless otherwise required by applicable law, if the Noticing Shareholder (or a Qualified Representative of the Noticing Shareholder) does not appear at the annual or special meeting of shareholders to present a nomination or proposed business previously put forward by or on behalf of such Noticing Shareholder or, immediately prior to the commencement of such meeting, such Noticing Shareholder does not provide a written certification to the Corporation on and as of the date of the applicable meeting that such Noticing Shareholder and each Shareholder Associated Person, if any, is then in compliance with this Section 8, the chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made or proposed in accordance with the procedures set forth in these Bylaws, and, if the chair of the meeting determines that any proposed nomination or business

13 was not properly brought before the meeting, the chair of the meeting shall declare to the meeting that such nomination shall be disregarded or such proposed business shall not be transacted, in each case, notwithstanding that proxies in respect of such vote may have been received by the Corporation. Nothing in this Section 8 shall be deemed to affect any rights of (i) shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Articles of Incorporation. (h) For purposes of these Bylaws, “Affiliate” and “Associate” each shall have the respective meanings set forth in Rule 12b-2 under the Exchange Act. (i) For purposes of these Bylaws, a person shall be deemed the “Beneficial Owner” of, shall be deemed to “Beneficially Own” and shall be deemed to have “Beneficial Ownership” of, any voting stock (i) that such person or any of such person’s Affiliates or Associates is deemed to “beneficially own” within the meaning of Section 13(d) of, and Regulation 13D under, the Exchange Act or any successor provision thereto, or (ii) that is the subject of, or the reference security for or that underlies any Derivative Interest of such person or any of such person’s Affiliates or Associates, with the number of shares of voting stock deemed Beneficially Owned being the notional or other number of shares of voting stock specified in the documentation evidencing the Derivative Interest as being subject to be acquired upon the exercise or settlement of the Derivative Interest or as the basis upon which the value or settlement amount of such Derivative Interest is to be calculated in whole or in part or, if no such number of shares of voting stock is specified in such documentation, as determined by the Board of Directors in good faith to be the number of shares of voting stock to which the Derivative Interest relates. When two or more persons or entities act as a partnership, limited partnership, syndicate, or other group, or otherwise act in concert, in each case, for the purpose of acquiring, holding, or disposing of securities of the Corporation or for the purpose of proposing one or more Shareholder Nominees, putting forward any other proposal for consideration or voting together on any matter presented at a shareholder meeting, such syndicate or group shall be deemed a “person” for the purpose of this definition. In addition, any person who, directly or indirectly, creates or uses a trust, proxy, power of attorney, pooling arrangement or any contract, arrangement, or device with the purpose or effect of divesting such person of Beneficial Ownership of any voting stock or preventing the vesting of such Beneficial Ownership as part of a plan or scheme to evade the reporting requirements of this Section 8 shall be deemed for the purposes of these Bylaws to be the Beneficial Owner of such voting stock. (j) For purposes of these Bylaws, “close of business” shall mean 5:00 p.m. Central Time on any calendar day, whether or not the day is a business day. (k) For purposes of these Bylaws, a “person” shall mean any individual, entity or group (within the meaning of Section 13(d)(5) of the Exchange Act), as applicable. (l) For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

14 (m) For purposes of these Bylaws, to be considered a “Qualified Representative” of the Noticing Shareholder, a person must be a duly authorized officer, manager or partner of such Noticing Shareholder or must be authorized by a writing executed by such Noticing Shareholder and each Shareholder Associated Person, if any, or an electronic transmission delivered by such Noticing Shareholder and each Shareholder Associated Person, if any, to act for such Noticing Shareholder and each Shareholder Associated Person, if any, as proxy at the meeting of shareholders and to provide such certification on behalf of the Noticing Shareholder and each person required pursuant to this Section 8 prior to the making of any nomination or proposal at a shareholder meeting stating that such person is authorized to act for such Noticing Shareholder as proxy at the meeting of shareholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of shareholders. (n) For purposes of these Bylaws, “Shareholder Associated Person” shall mean, with respect to a Noticing Shareholder and if different from such Noticing Shareholder, any Beneficial Owner of shares of stock of the Corporation on whose behalf such Noticing Shareholder is providing notice of any nomination or other business proposed, (i) any person directly or indirectly controlling, controlled by or under common control with such Noticing Shareholder or Beneficial Owner(s), (ii) any member of the immediate family of such Noticing Shareholder or Beneficial Owner(s) sharing the same household, (iii) any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act) with, or is otherwise known by such Noticing Shareholder or other Shareholder Associated Person to be acting in concert with, such Noticing Shareholder, such Beneficial Owner(s) or any other Shareholder Associated Person with respect to the stock of the Corporation, (iv) any Affiliate or Associate of such Noticing Shareholder, such Beneficial Owner(s) or any other Shareholder Associated Person, (v) any participant (as defined in Instruction 3 to Item 4 of Schedule 14A) with such Noticing Shareholder, such Beneficial Owner(s) or any other Shareholder Associated Person with respect to any proposed business or nominations, as applicable, (vi) any Beneficial Owner of shares of stock of the Corporation owned of record by such Noticing Shareholder or any other Shareholder Associated Person (other than a shareholder that is a depositary) and (vii) any Shareholder Nominee. (o) Any written notice, supplement, update or other information required to be delivered by a shareholder to the Corporation pursuant to this Section 8 or Article I, Section 9 must be given by personal delivery, by overnight courier or by registered or certified mail, postage prepaid, to the Secretary at the Corporation’s principal executive offices. (p) For the avoidance of doubt, any references in these Bylaws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 8. Section 9. SUBMISSION OF QUESTIONNAIRE, REPRESENTATION AND AGREEMENT; OTHER REQUIREMENTS For a Shareholder Nominee to be eligible to be a nominee for election or reelection as a director of the Corporation pursuant to a nomination of a Noticing Shareholder, (x) such

15 Shareholder Nominee shall submit to interviews with the Board of Directors or any committee thereof and shall make himself or herself available for any such interviews within ten (10) days following any reasonable request therefor and (y) such Noticing Shareholder must include in the notice delivered by such Noticing Shareholder to the Secretary at the principal executive offices of the Corporation (in accordance with the time periods prescribed for delivery of notice under Article I, Section 8) (i) a written questionnaire completed by such Shareholder Nominee in the form required by the Corporation (A) that provides the background of and establishes that such Shareholder Nominee meets the qualification of a person to serve as a director, as set forth in policies adopted by the Board of Directors, and (B) setting forth the background of any other person on whose behalf the nomination is being made (which form such Noticing Shareholder shall request in writing from the Secretary and which the Secretary shall provide to such Noticing Shareholder within ten (10) days after receiving such written request) and (ii) a written representation and agreement (which form such Noticing Shareholder shall request in writing from the Secretary and which the Secretary shall provide to such Noticing Shareholder within ten (10) days after receiving such request) providing that such Shareholder Nominee: (a) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with, and has not given any commitment or assurance to, any person as to how such Shareholder Nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed in writing to the Corporation, or any Voting Commitment that could limit or interfere with such Shareholder Nominee’s ability to comply, if elected as a director of the Corporation, with such Shareholder Nominees’ fiduciary duties under applicable law; (b) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed in writing to the Corporation; (c) in such person’s individual capacity and on behalf of any person on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable rules of any securities exchanges upon which the Corporation’s securities are listed, the Articles of Incorporation, these Bylaws, all applicable publicly disclosed corporate governance, ethics, conflict of interest, confidentiality, stock ownership and trading policies and all other guidelines and policies of the Corporation generally applicable to directors (which other guidelines and policies will be provided to such Shareholder Nominee within five (5) business days after the Secretary receives any written request therefor from such Shareholder Nominee), and all applicable fiduciary duties under state law; (d) consents to being named as a nominee in the Corporation’s proxy statement and form of proxy for the meeting; (e) consents to and will cooperate with any background checks, requests for information and regulatory filings and disclosures reasonably requested by the Board of Directors in connection with any regulations applicable to, or licenses held by, the Corporation; (f) intends to serve a full term as a director of the Corporation, if elected; and

16 (g) will provide facts, statements and other information in all communications with the Corporation and its shareholders that are or will be true and correct and that do not and will not omit to state any fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading. Section 10. BUSINESS Unless otherwise determined by the Board of Directors prior to the meeting, the chair of the meeting shall determine in his or her sole discretion the order of business of each shareholder meeting and the rules of procedure thereof, and shall have the authority to regulate the conduct of any such meeting as he or she deems appropriate. Items of business shall not be considered and persons shall not be nominated for election to the Board of Directors unless set forth in the notice of meeting delivered pursuant to Article I, Section 7. Section 11. ORGANIZATION AND CONDUCT OF MEETINGS The Chair shall act as chair of meetings of the shareholders of the Corporation. The Vice Chair, in the absence of the Chair, shall preside at all meetings of the shareholders. The Board of Directors may designate any director or officer of the Corporation to act as chair of any meeting in the absence of the Chair and Vice Chair, and only the Board may further provide for determining who shall act as chair of any meeting of shareholders in the absence of the Chair, Vice Chair and such designee. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chair of any meeting of shareholders shall have the right and authority to convene and (for any or no reason) to recess or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules, regulations and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to shareholders of record of the Corporation, their duly authorized proxies or such other persons as the chair of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement of the meeting; (f) limitations on the time allotted to questions or comments by participants; (g) removal of any shareholder or any other individual who refuses to comply with meeting rules, regulations or procedures; (h) the conclusion, recess or adjournment of the meeting, regardless of whether a quorum is present, to a later date and time and at a place, if any, announced at the meeting; (i) restrictions on the use of audio and video recording devices, cell phones and other electronic devices; (j) rules, regulations or procedures for compliance with any state or local laws or regulations including those concerning safety, health and security; (k) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting and (l) any rules, regulations or procedures as the chair may deem appropriate regarding the participation by means of remote communication of shareholders and proxyholders not physically present at a meeting, whether such meeting is to be held at a designated place or solely by means of remote communication.

17 The chair of a shareholder meeting, in addition to making any other determinations that may be appropriate regarding the conduct of the meeting, shall determine and declare to the meeting that a matter of business was not properly brought before the meeting, and, if the chair (or the Board of Directors in advance of any meeting) should so determine, the chair (or the Board of Directors) shall so declare to the meeting and any such matter of business not properly brought before the meeting shall not be transacted or considered. Except to the extent determined by the Board of Directors or the person presiding at the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure. Section 12. INSPECTORS OF ELECTION In advance of any meeting of shareholders of the Corporation, the Corporation may appoint one or more inspectors to act at a meeting of shareholders in connection with determining voting results and to make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of shareholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, an inspector may be an officer or employee of the Corporation. The inspector may appoint or retain other persons to assist the inspector in the performance of his or her duties. The inspector shall verify in writing that the inspector will faithfully execute the duties of inspector with strict impartiality and according to the best of the inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by applicable law. Section 13. CLOSING TRANSFER BOOKS; RECORD DATE For the purpose of determining the shareholders entitled to notice of, or to vote at, any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividends, or in order to make a determination of the shareholders of the Corporation for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, not exceeding sixty (60) days. If the stock transfer books shall be closed for such purpose, such books shall be closed for at least ten (10) days immediately preceding such meeting. For the purpose of determining the shareholders entitled to notice of, or to vote at, any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividends, or in order to make a determination of the shareholders of the Corporation for any other purpose, the Board of Directors may, in lieu of the closing of the stock transfer books, fix a record date for any such determination of shareholders, which record date shall be, in any case, not more than sixty (60) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date upon which the particular action requiring such determination of shareholders is to be taken. If the stock record books are not closed and no record date is fixed, the record date shall be the date ten (10) days after the mailing of the notice of the shareholders meeting or after the declaration of the dividend, as the case may be. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as herein provided, such determination shall apply to any adjournment thereof, but the Board of Directors may fix a new record date for determination of shareholders entitled to vote at the adjourned meeting, and

18 in such case also fix as the record date for shareholders entitled to notice of such adjourned meeting on or before the date as that fixed for determination of shareholders entitled to vote in accordance with the foregoing provisions of this Section 13 at the adjourned meeting.

19 ARTICLE II DIRECTORS Section 1. NUMBER AND CLASSES The number of directors that shall constitute the whole Board of Directors shall be not less than nine (9) nor more than fifteen (15). Within the specified limits, the number of directors shall be determined by the shareholders at the annual meeting or by resolution of the board of directors; provided, however, that the Board of Directors shall not increase the size of the Board of Directors by more than one (1) director in any year. Except in the case of vacancies, the directors shall be elected at the annual meeting of the shareholders or at any special meeting called for the purpose of electing directors, and, except as provided in Article II, Section 6, each director elected shall hold office until his or her successor is elected and qualified or his or her earlier death, resignation or removal. The Board of Directors shall be divided into classes to be designated Class A, Class B and Class C, respectively. At each annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Section 2. CHAIR AND VICE CHAIR The Board of Directors shall elect a director to serve as Chair and may elect a director to serve as Vice Chair. The Chair and Vice Chair, if any, shall serve at the pleasure of the Board of Directors and be subject to removal by the Board of Directors. The Chair and the Vice Chair shall have such powers, perform such duties, and be entitled to such compensation as may be prescribed and authorized by the Board of Directors from time to time. The Chair shall preside at all meetings of the shareholders and the Board of Directors. The Vice Chair, in the absence of the Chair, shall preside at all meetings of the directors and all meetings of the shareholders. Section 3. MEETINGS AND NOTICE The Board of Directors may hold meetings, both regular and special, either within or outside the State of Iowa and at such time and at such place as may from time to time be determined by the Board of Directors. Regular meetings of the Board of Directors will be held on the third Wednesday in the month of May of each year, unless such day be a legal holiday, in which case the meeting shall be held on the day following, immediately following the annual meeting of the shareholders. Special meetings of the Board of Directors may be called by the Chair, the Vice Chair, the Chief Executive Officer or the Secretary on the written request of any two directors and shall be held at such place, on such date and at such time as he, she or they shall specify. Notice of any meeting of the Board of Directors stating the place, date and time of the meeting shall be given to each director by mail posted not less than five (5) days before the date of the meeting, by nationally recognized overnight courier deposited not less than two (2) days before the date of the meeting or by email or other means of electronic transmission delivered or sent not less than twenty-four (24) hours before the date and time of the meeting, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate

20 under the circumstances. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in any notice of such meeting. Any director may waive notice of any meeting before or after the date and time stated in the notice. A waiver must be in writing, signed by the director entitled to the notice, and delivered to the Corporation for filing by the Corporation with the minutes or corporate records. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where the director attends the meeting for the express purpose of objecting, and does so object, at the beginning of the meeting, or promptly upon arrival, to the transaction of any business or the director does not, after objecting, vote for or assent to action taken at the meeting. Section 4. QUORUM At all meetings of the Board of Directors, a majority of the directors constituting the whole Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at said meeting of the time and place of the adjourned meeting. Section 5. ORGANIZATION At each meeting of the Board of Directors, the Chair, or in the Chair’s absence, the Vice Chair, or, in the Vice Chair’s absence, a director chosen by a majority of the directors present, shall act as chair of the meeting. The Secretary shall act as secretary at each meeting of the Board of Directors. In case the Secretary shall be absent from any meeting of the Board of Directors, an assistant secretary shall perform the duties of secretary at such meeting, and in the absence of the Secretary and all assistant secretaries, the chair of the meeting may appoint any person to act as secretary of the meeting. Section 6. QUALIFICATIONS; VACANCIES Every director shall be a shareholder in the Corporation. Every director shall meet the qualifications established by the Board of Directors from time to time. Every director shall submit his or her resignation not later than the first day of February after the director attains age seventy-two (72), to take effect not later than the following annual meeting. Subject to the rights of the holders of any class or series of preferred stock and the requirements of law, unless the Board of Directors otherwise determines, vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from any increase in the authorized number of directors shall be filled by the vote of a majority of the directors then in office, or by the vote of a sole remaining director, and not by the shareholders. Directors so chosen shall hold office for the unexpired portion of the term of the directors replaced and until their successors are duly elected and qualified or their earlier resignation or removal or, in the case of a newly created directorship, the directors so chosen shall be assigned to that class of directors the term of which expires at the next annual meeting of the shareholders and shall serve until the director’s successor is duly elected and qualified or the director’s earlier resignation or removal.

21 Section 7. RESIGNATIONS AND REMOVALS OF DIRECTORS Any director of the Corporation may resign at any time, by giving notice in writing or by electronic transmission to the Chair or the Secretary. Except as provided in the Act, such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the occurrence of some other event, and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Subject to the rights of holders of any series of preferred stock with respect to the election of directors, if any, a director may be removed from office by the shareholders of the Corporation with or without cause only by the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Section 8. ACTION BY WRITTEN CONSENT Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or electronic transmission is filed with the minutes of proceedings of the Board of Directors or committee. Section 9. POWERS; EXECUTIVE COMMITTEE The Board of Directors may adopt, alter or repeal these Bylaws of the Corporation and may generally do any act or thing deemed necessary for the conduct and management of the business of the Corporation, subject only to the limitation imposed by law or the Articles of Incorporation, and including the election of an Executive Committee. The Board of Directors may vest said Executive Committee with the right to exercise any or all of the powers of the Board of Directors when the Board of Directors is not in session, excepting the power to adopt, amend or alter these Bylaws or fill vacancies on the Board of Directors or officers. Section 10. COMMITTEES The Board of Directors may designate one or more committees, each committee to consist of one or more directors of the Corporation and, to the extent permitted by law, to have and exercise such authority as may be provided for in the resolutions creating such committee, as such resolutions may be amended from time to time. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member of members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Each committee shall keep regular minutes and report to the Board of Directors when required. A majority of directors present at any committee meeting at which there is a quorum may determine such committee’s action and fix the time and place of its meetings, unless the Board of

22 Directors shall otherwise provide. The Board of Directors shall have the power at any time to fill vacancies in or to change the membership of any such committee. The Board of Directors shall have the power at any time to dissolve any such committee. Section 11. COMPENSATION Subject to the requirements of applicable law and the listing requirements of such securities market of exchange on which the Corporation’s common stock may from time to time be listed or qualified for trading (collectively the “Requirements”), the directors may be compensated for their service as directors and as members of committees of the Board of Directors and for chairing the Board of Directors or any such committee. The Board of Directors shall have the authority to fix the compensation of directors. Such compensation may take the form of board and committee retainer fees, attendance fees, fees for chairing the Board of Directors or any such committees of the Board of Directors, stock awards, stock options, stock appreciation rights and any other lawful form of compensation or consideration that is consistent with the Requirements. In addition, the directors shall be entitled to be reimbursed for their actual expenses incurred in attending all meetings of the Board of Directors or any committee of the Board of Directors. Subject to the Requirements, no compensation paid or provided to directors under this section shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Directors who are full-time employees of the Corporation shall not receive compensation for their service as director.

23 ARTICLE III OFFICERS Section 1. NUMBER The Board of Directors shall elect a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors, in its discretion, may also choose to appoint or elect, a Chief Executive Officer, and may delegate to the Chief Executive Officer the authority to appoint such other officers as it or the Chief Executive Officer may deem advisable, including, but not limited to, one or more Executive Vice Presidents and Senior Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. Any person may hold one or more offices at the same time, but no officer may act in more than one capacity where action of two or more officers is required. No officer of the Corporation need be a shareholder of the Corporation, except pursuant to such guidelines as the Board of Directors may establish from time to time. The officers elected by the Board of Directors shall have such powers, perform such duties and shall be entitled to such compensation as may be prescribed by these Bylaws or the Board of Directors. Section 2. TERM Each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer may be removed at any time by the Board of Directors, and any officer appointed by the Chief Executive Officer may be removed at any time by the Board of Directors or the Chief Executive Officer. Any officer may resign upon notice given in writing or by electronic transmission to the Board of Directors, the Chief Executive Officer or the Secretary. Except as provided in the Act, such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the occurrence of some other event. Any vacancy occurring in any office of the Corporation shall be filled in the manner prescribed in this Article III for the regular election to such office. Section 3. CHIEF EXECUTIVE OFFICER The Chief Executive Officer shall supervise the carrying out of policies adopted or approved by the Board of Directors, exercise a general supervision and superintendence over all the business and affairs of the Corporation, and possess such other powers and perform such other duties as may be assigned to him or her by these Bylaws, as may from time to time be assigned by the Board of Directors, and as may be incident to the office of Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation. Section 4. PRESIDENT Subject to these Bylaws and the direction of the Board of Directors, the President shall have the responsibility and the power necessary for the general management, oversight, supervision and control of the business and affairs of the Corporation, and to ensure that all orders and resolutions of the Board of Directors are carried into effect. If the Board of Directors has elected a Chief Executive Officer of the Corporation, (a) the Chief Executive Officer shall

24 have all of the powers granted by these Bylaws to the President and (b) the President shall, subject to the powers of supervision and control conferred upon the Chief Executive Officer, have such duties and powers as assigned to him or her by the Board of Directors or the Chief Executive Officer. If the Board of Directors has not elected a Chief Executive Officer, the President shall be the principal executive officer of the Corporation. Section 5. CHIEF FINANCIAL OFFICER The Chief Financial Officer shall be the principal accounting officer of the Corporation and shall have general charge and supervision of the financial affairs of the Corporation and shall approve payment, or designate others serving under him or her to approve for payment, all vouchers for distribution of funds and shall perform such other duties as may from time to time be assigned to him or her by the Board of Directors, the Chief Executive Officer, if one is in office, or the President. Section 6. VICE PRESIDENT The Executive Vice Presidents, Senior Vice Presidents, and Vice Presidents shall perform such duties as may from time to time be designated by the Board of Directors, the Chief Executive Officer or the President. Section 7. TREASURER The Treasurer shall receive and give or cause to be given receipts and acquittances for moneys paid in an account of the Corporation and advise the proper officers to pay out of the funds on hand all just debts of the Corporation of whatever nature upon maturity of the same; shall enter or cause to be entered in the books of the Corporation to be kept for that purpose full and accurate accounts of all moneys received and paid out on account of the Corporation, and, whenever required by the President, the Treasurer shall render a statement of accounts; and shall keep or cause to be kept such other books as will show a true record of the expenses, losses, gains, assets and liabilities of the Corporation. The Treasurer shall have such other powers and perform such other duties as shall be provided in these Bylaws or shall at any time be assigned to such officer by the Board of Directors or the Chief Executive Officer. Section 8. SECRETARY The Secretary shall, upon proper direction, give, or cause to be given, notice of all meetings of shareholders and directors, and all other notices required by law or by these Bylaws, and in case of the Secretary’s absence, refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chair, the Vice Chair, the President or by the shareholders, upon whose requisition the meeting is called as provided in the Articles of Incorporation and in these Bylaws. The Secretary shall keep a record of all the proceedings of the meetings of the shareholders and of the directors in a book kept for that purpose. The Secretary shall have the custody of the seal of the Corporation and shall affix the same to instruments requiring it, when authorized by the directors, the Chair, or the President and attest to the same. The Secretary shall perform all of the other duties incident to the office of Secretary and any other duties as may be assigned by the directors, the Chair, or the President.

25 Section 9. EXECUTION OF INSTRUMENTS All deeds, mortgages, conveyances, and contracts relating to real property of the Corporation shall be signed on behalf of the Corporation by the President or one of its Vice Presidents and countersigned by its Secretary or one of its Assistant Secretaries. All stock certificates, and all notes, bonds, or other evidences of indebtedness (not including surety bonds) and all releases and assignments shall be signed by the President or any one of its Vice Presidents and countersigned by its Secretary or one of its Assistant Secretaries. Surety bonds may be executed on behalf of the Corporation by any one of its officers. All release of mortgage liens, liens, judgments, or other claims that are required by law to be made of record, shall be executed on behalf of the Corporation by the President, any one of its Vice Presidents or the Secretary or Treasurer of the Corporation.

26 ARTICLE IV CAPITAL STOCK Section 1. ISSUANCE OF STOCK The Corporation is authorized to issue shares of stock, directly or through its agent, in certificated form as well as uncertificated form, including book-entry or other method of direct registration. Section 2. STOCK CERTIFICATES Every shareholder shall be entitled upon written request to have a certificate signed in the name of the Corporation by the President or any one of the Vice Presidents, and the Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by the shareholder in the Corporation. Any or all the signatures on a certificate, including the signatures of the corporate officers, the transfer agent and/or the registrar, may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issuance of a new certificate or certificates the directors may, in their discretion, require the owner of the lost or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond in such sum as the directors may direct to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer any old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be canceled, and new certificates may thereupon be issued. A record shall be made of each transfer, and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer. Section 3. REGISTERED SHAREHOLDERS Except as may otherwise be expressly provided by law, the Corporation shall be entitled to treat the holder of record of any shares of stock as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claims to or interest in such shares on the part of any other person whether or not it shall have express or other notice thereof.

27 Section 4. EXAMINATION OF BOOKS BY SHAREHOLDERS The Board of Directors shall, subject to the laws of the State of Iowa, have power to determine from time to time, whether and to what extent and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareholders; and no shareholder shall have any right to inspect any book or document of the Corporation, except as conferred by the laws of the State of Iowa, unless and until authorized so to do by resolution of the Board of Directors or of the shareholders of the Corporation.

28 ARTICLE V SURETY BONDS AND UNDERTAKINGS Section 1. EXECUTION BY OFFICERS OF THE CORPORATION The President, any one of the Vice Presidents, or an Assistant Vice President of Bonds shall have the power to bind the Corporation upon any and all policies of insurance, bonds, undertakings and other obligatory instruments by his or her signature and execution thereof attested by the signature of the Secretary or of an Assistant Secretary (which signatures, in lieu of an actual signature, may be a facsimile thereof and may be stamped, printed, or otherwise affixed thereto) and such execution of any such instrument shall be deemed to be the act of the Corporation. Section 2. APPOINTMENT OF ATTORNEY IN FACT The President, any one of the Vice Presidents, an Assistant Vice President of Bonds, or any other officer of the Corporation, may, from time to time, appoint by written certificates attorneys-in-fact to act in behalf of the Corporation in the execution of policies of insurance, bonds, undertakings and other obligatory instruments of like nature. The signature of any officer authorized hereby, and the corporate seal, may be affixed by facsimile to any power of attorney or special power of attorney or certificate of either authorized hereby; such signature and seal, when so used, being adopted by the Corporation as the original signature of such officer and the original seal of the Corporation, to be valid and binding upon the Corporation with the same force and effect as though manually affixed. Such attorneys-in-fact, subject to the limitations set forth in their respective certificates of authority shall have full power to bind the Corporation by their signature and execution of any such instruments and to attach the seal of the Corporation thereto. The President, any one of the Vice Presidents, an Assistant Vice President of Bonds, the Board of Directors or any other officer of the Corporation may at any time revoke all power and authority previously given to any attorney-in-fact.

29 ARTICLE VI MISCELLANEOUS PROVISIONS Section 1. FISCAL YEAR The fiscal year of the Corporation shall begin on the first day of January and end on the thirty-first (31st) day of December in each and every year or on such other day as may be fixed from time to time by resolution of the Board of Directors. Section 2. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officers or officers’ agents or agents of the Corporation in such manner as shall from time to time be determined by resolution of the Board of Directors or as herein provided by these Bylaws. Section 3. NOTICE (a) Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated. Any notice required to be given under these Bylaws may be waived by the person entitled thereto. A director may waive any notice in accordance with Article II, Section 3. A shareholder may waive any notice, before or after the date and time stated in the notice. A shareholder’s waiver must be in writing, signed by the shareholder entitled to the notice, and delivered to the Corporation for filing by the Corporation with the minutes or corporate records. Shareholders not entitled to vote shall not be entitled to receive notice of any meeting except as otherwise provided by statute. (b) Except as provided in Article I, Section 8, written notice to the Corporation, directors or shareholders may be transmitted by mail, nationally recognized overnight courier, personal delivery or by electronic transmission in accordance with Section 3(c) below. Written notice to directors shall be deemed given at the earliest of the following: (i) when received, (ii) the time when it is deposited in the United States mail with first class postage prepaid, (iii) the time when it is deposited with a nationally recognized overnight courier or (iv) upon transmission, in the case of email or other means of electronic transmission. Written notice to the Corporation shall be deemed given at the earliest of the following: (i) when received; (ii) five (5) days after its deposit in the U.S. mail if mailed with first class postage prepaid, to the address as it appears on the current records of the Corporation; (iii) on the date shown on the return receipt, if sent by registered or certified mail, return receipt requested, and the receipt is signed by or on behalf of the addressee; (iv) two (2) business days after its deposit with a nationally recognized overnight courier; and (v) upon transmission, in the case of email or other means of electronic transmission. Written notice to a shareholder is effective at the earliest of the following: (i) when received; (ii) when mailed, if mailed with first class postage prepaid; (iii) when deposited with a nationally recognized overnight courier; or (iv) upon transmission, in the case of email or other means of electronic transmission. (c) Except as provided in Article I, Section 8, notices to directors and shareholders from the Corporation and from directors and shareholders to the Corporation may be provided in

30 an electronic transmission to the director’s or shareholder’s electronic mail address as it appears in the Corporation’s records, unless the director or shareholder has notified the Corporation of the director’s or shareholder’s objection to receiving notice by electronic mail. , and provided the notice otherwise complies with any other requirements of the Act and any applicable federal law. A shareholder or director shall be deemed to have objected to receiving notice by electronic mail if (i) the Corporation is unable to electronically transmit two consecutive notices given by the Corporation, and (ii) this inability becomes known to the Secretary, the transfer agent or any other person responsible for giving the notice. The inadvertent failure by the Corporation to treat the inability to electronically transmit two consecutive notices as an objection to receiving notice by electronic mail does not invalidate any meeting or other action. Section 4. INDEMNIFICATION (a) The Corporation shall, to the fullest extent permitted by law, indemnify and hold harmless each director now or hereafter serving the Corporation or any of its subsidiaries, and if the directors adopt a Plan of Indemnification, the Corporation’s indemnification arrangement shall be as described in that Plan. Such right of indemnification shall not be deemed exclusive of any other right to which a director may be entitled. In addition to any other indemnification permitted by law, the Corporation shall indemnify and hold harmless each director now or hereafter serving the Corporation or any of its subsidiaries for any action taken, or any failure to take any action, as a director, except liability for any of the following: (1) the amount of a financial benefit received by a director to which the director is not entitled; (2) an intentional infliction of harm on the Corporation or the shareholders; (3) a violation of Section 832 of the Act; or (4) an intentional violation of criminal law. (b) In addition to any other indemnification permitted by law, the Corporation shall indemnify and advance expenses to an officer of the Corporation who is a party to the proceeding because the person is an officer (i) to the same extent as to a director and (ii) if the person is an officer but not a director, to such further extent as may be provided by the Articles of Incorporation, these Bylaws, a resolution of the Board of Directors, contract, or shareholders except for (A) liability in connection with a proceeding by or in the right of the Corporation other than for expenses incurred in connection with the proceeding or (B) liability arising out of conduct that constitutes (I) receipt by the officer of a financial benefit to which the officer is not entitled, (II) an intentional infliction of harm on the Corporation or the shareholders, or (iii) an intentional violation of criminal law. The provisions of the foregoing paragraph shall apply to an officer who is also a director if the basis on which the officer is made a party to a proceeding is an action taken or a failure to take an action solely as an officer. (c) The indemnification provided to a person by this Section 4 shall not be deemed exclusive of any other rights to which such person may be entitled by law, the Articles of Incorporation, these Bylaws, or any agreement, vote of shareholders or directors, or otherwise. (d) No repeal or amendment of this Section 4 shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

31 Section 5. SEAL The Corporation shall have a corporate seal upon which shall be inscribed “United Fire Group, Inc., Cedar Rapids, Iowa, Corporate Seal”. Section 6. TRANSFER AGENT The Board of Directors shall have the authority to appoint a Transfer Agent. The Transfer Agent shall have charge of the original stock books, transfer books and stock ledgers of the Corporation. Section 7. AMENDMENT Except as otherwise provided in the Act, these Bylaws may be altered, amended or repealed and new Bylaws may be adopted at any meeting of the Board of Directors by a majority vote of the directors present at the meeting. Section 8. SEVERABILITY To the extent any provision of these Bylaws would be, in the absence of this Section 8, invalid, illegal or unenforceable for any reason whatsoever, such provision shall be severable from the other provisions of these Bylaws, and all provisions of these Bylaws shall be construed so as to give effect to the intent manifested by these Bylaws, including, to the maximum extent possible, the provision that would be otherwise invalid, illegal or unenforceable.

32 ARTICLE VII EMERGENCY BYLAWS Section 1. EMERGENCY BYLAWS This Article VII shall be operative during any emergency or catastrophic event, as referred to in Section 207 of the Act or other similar emergency condition (including a pandemic), as a result of which a quorum of the Board of Directors or a committee thereof cannot readily be convened for action (each, an “Emergency”), notwithstanding any different or conflicting provision in the preceding Sections of these Bylaws or in the Articles of Incorporation. To the extent not inconsistent with the provisions of this Article VII, the preceding Sections of these Bylaws and the provisions of the Articles of Incorporation shall remain in effect during such Emergency, and upon termination of such Emergency, the provisions of this Article VII shall cease to be operative unless and until another Emergency shall occur. Section 2. MEETINGS; NOTICE During any Emergency, a meeting of the Board of Directors or any committee thereof may be called by any member of the Board or such committee or the Chair, the Chief Executive Officer, the President or the Secretary of the Corporation. Notice of the place, date and time of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors or committee members and Designated Officers (as defined below) as, in the judgment of the person calling the meeting, it may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit. Section 3. QUORUM; APPOINTMENTS At any meeting of the Board of Directors called in accordance with Article VII, Section 2, the presence or participation of three directors shall constitute a quorum for the transaction of business, and at any meeting of any committee of the Board of Directors called in accordance with Article VII, Section 2, the presence or participation of one committee member shall constitute a quorum for the transaction of business. In the event that the requisite number of directors is not able to attend a meeting of the Board of Directors or any committee thereof, then the Designated Officers in attendance shall serve as directors, or committee members, as the case may be, for the meeting, without any additional quorum requirement and will have full powers to act as directors, or committee members, as the case may be, of the Corporation. Directors may take action to appoint additional or substitute directors to the Board of Directors and to membership on any standing or temporary committees of the Board of Directors as they deem advisable. Section 4. LIABILITY No officer, director, employee or agent of the Corporation acting in good faith in accordance with the provisions of this Article VII shall be liable except for willful misconduct.

33 Section 5. AMENDMENTS At any meeting called in accordance with Article VII, Section 2, the Board of Directors, or any committee thereof, as the case may be, may modify, amend or add to the provisions of this Article VII as it deems it to be in the best interests of the Corporation and as is practical or necessary for the circumstances of the Emergency. Section 6. REPEAL OR CHANGE The provisions of this Article VII shall be subject to repeal or change by further action of the Board of Directors or by action of the shareholders pursuant to Article VI, Section 6 of these Bylaws, but no such repeal or change shall modify the provisions of Section 4 with regard to action taken prior to the time of such repeal or change. Section 7. DEFINITIONS For purposes of this Article VII, the term “Designated Officer” means an officer identified on a numbered list of officers of the Corporation who shall be deemed to be, in the order in which they appear on the list up until a quorum is obtained, directors of the Corporation, or members of a committee of the Board of Directors, as the case may be, for purposes of obtaining a quorum during an Emergency, if a quorum of directors or committee members, as the case may be, cannot otherwise be obtained during such Emergency, which officers have been designated by the Board of Directors from time to time but in any event prior to such time or times as an Emergency may have occurred.